As filed with the Securities and Exchange Commission on November 3, 2005

                                                      Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                Activision, Inc.
               (Exact name of issuer as specified in its charter)

            Delaware                                        95-4803544
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)
  3100 Ocean Park Boulevard
     Santa Monica, California                                 90405
(Address of Principal Executive Offices)                    (Zip Code)

 Activision, Inc. 2002 Employee Stock Purchase Plan for International Employees
                            (Full title of the plan)

                                 Ronald Doornink
                                    President
                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Kenneth L. Henderson, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                                       Proposed
                                                       Maximum
Title of Each                                          Aggregate     Amount of
Class of Securities   Amount to be  Proposed Maximum   Offering     Registration
to be Registered       Registered   Offering Price (1) Price (1)        Fee
-------------------   ------------  ------------------ ------------ ------------

Common Stock,          400,000 (2)     $15.61          $6,244,000      $735
par value $.000001
per share

===============================================================================

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security as reported on the Nasdaq Stock Market on October 31, 2005.

(2) Represents the increase in the maximum number of shares of Common Stock reserved for issuance under the Registrant's 2002 Employee Stock Purchase Plan for International Employees (the "Plan"), as adjusted for the 4 for 3 stock split effective October 24, 2005. 2,000,000 shares of Common Stock, as adjusted for the 3 for 2 stock split effective June 6, 2003, the 3 for 2 stock split effective March 15, 2004, the 4 for 3 stock split effective March 22, 2005 and the 4 for 3 stock split effective October 24, 2005, have been previously registered under the Registrant's Registration Statement on Form S-8 (No. 333-103320) filed February 19, 2003. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization, anti-dilution provisions or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 400,000 shares of Common Stock, par value $.000001 per share, of the Registrant reserved for issuance under the Registrant's 2002 Employee Stock Purchase Plan for International Employees. The Company's Board of Directors and shareholders approved this increase. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-103320, including without limitation, periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information abut the Registrant are hereby incorporated by reference herein, and the opinions and consents listed in
Item 8 below are attached hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1 Activision, Inc. 2002 Employee Stock Purchase Plan for International Employees (incorporated by reference to Exhibit 4.1 of Registrant's Form S-8 (Registration No. 333-103320) as filed with the SEC on February 19,
      2003).

5.1 Opinion of Bryan Cave LLP, counsel to Activision, Inc., as to certain legal matters in connection with the shares of Common Stock being registered.

23.1  Consent of Independent Registered Public Accounting Firm of
      PricewaterhouseCoopers LLP.

23.2  Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 3rd day of November, 2005.

                                                 ACTIVISION, INC.


                                                 By:  /s/ Ronald Doornink
                                                    ------------------------
                                                     Ronald Doornink, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Kotick, Brian G. Kelly and Ronald Doornink, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                         Title                     Date
         ----                         -----                     ----

                           Chairman, Chief Executive      November 3, 2005
------------------------   Officer and Director
Robert A. Kotick

/s/ Brian G. Kelly         Co-Chairman and Director       November 3, 2005
------------------------
Brian G. Kelly

/s/ Ronald Doornink        President and Director         November 3, 2005
------------------------
Ronald Doornink

/s/ Michael Griffith       Chief Executive Officer and    November 3, 2005
------------------------   President of Activision
Michael Griffith           Publishing, Inc. (Principal
                           Executive Officer)

/s/ William Chardavoyne    Executive Vice President       November 3, 2005
------------------------   and Chief Financial Officer
William Chardavoyne        (Principal Financial and
                           Accounting Officer)

                           Director                       November 3, 2005
------------------------
Robert J. Corti

/s/ Barbara S. Isgur       Director                       November 3, 2005
------------------------
Barbara S. Isgur

/s/ Robert J. Morgado      Director                       November 3, 2005
------------------------
Robert J. Morgado

/s/ Peter J. Nolan         Director                       November 3, 2005
-----------------------
Peter J. Nolan

/s/ Richard Sarnoff        Director                       November 3, 2005
------------------------
Richard Sarnoff

                                 EXHIBIT INDEX


No.     Document
--      --------

4.1 Activision, Inc. 2002 Employee Stock Purchase Plan for International Employees (incorporated by reference to Exhibit 4.1 of Registrant's Form S-8 (Registration No. 333-103320) as filed with the SEC on February 19, 2003).

5.1 Opinion of Bryan Cave LLP, counsel to Activision, Inc., as to certain legal matters in connection with the shares of Common Stock being registered.

23.1 Consent of Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP.

23.2    Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).